Exhibit 99.1

ADM Reports Third Quarter Adjusted Earnings of $0.60 per Share
Net earnings of $252 million, or $0.41 per share

CHICAGO, Nov. 3, 2015—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended Sept. 30, 2015.

The company reported adjusted earnings per share1 of $0.60, down from $0.86 in the same period last year. Adjusted segment operating profit1 was $684 million, down 27 percent from $941 million in the year-ago period. Net earnings for the quarter were $252 million, or $0.41 per share, and segment operating profit1 was $709 million.

“The ADM team executed well in an environment very similar to the second quarter,” said ADM Chief Executive Officer Juan Luciano. “Ag Services earnings were limited by lower margins and volumes of North American exports, due to the continued strength of the U.S. dollar and ample global crop supplies, particularly from South America.

“In Corn, we continue to confront very weak industry ethanol margins, while sweeteners and starches results remain solid amid tight supplies.

“In Oilseeds, good global meal demand again supported soy crushing results, and solid origination volumes contributed to our South American operations, while continued weak oil demand—particularly outside the U.S.—weighed on our softseeds business.

“And, in WFSI, the impact of macroeconomic headwinds—weaker demand from some emerging economies and the strong U.S. dollar—was greater than we’d expected.

“We continue to execute our strategic plan. Among other actions, we've closed on the sale of the global cocoa business, acquired Eatem Foods, and closed the Eaststarch transaction. We're also making strong progress in driving operational efficiencies, which will further enhance our cost position. And we remain committed to our balanced approach to capital allocation for our shareholders.”

Third Quarter 2015 Highlights1

•
Adjusted EPS of $0.60 excludes approximately $0.19 of losses on debt extinguishment, $0.04 of gains on asset sales, $0.07 of LIFO credits, $0.10 of charges related to asset impairments and restructurings, and a $0.01 charge to update the estimated annual effective tax rate.

•	Agricultural Services decreased $5 million amid lower North American export margins and volumes.

•	Corn Processing decreased $176 million on lower bioproducts results, as U.S. ethanol industry conditions remained similar to the second quarter.

•	Oilseeds Processing results were lower than the very strong year-ago period, as continued strong demand for protein meal was offset by weaker softseed results.

•	Wild Flavors and Specialty Ingredients earned $70 million in the third reporting period for this business unit.

•	Trailing four-quarter-average adjusted ROIC was 8.3 percent, down 40 basis points year over year, and 170 basis points above annual WACC of 6.6 percent.

•	During the first nine months of 2015, the company returned $2.3 billion to shareholders through dividends and the repurchase of 37.5 million shares.

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

Ag Services Earnings Decline on Lower N.A. Export Volumes and Margins

Agricultural Services operating profit was $149 million, down $5 million from the year-ago period.

Merchandising and handling earnings declined $7 million to $57 million. While global demand for agricultural commodities remained solid throughout the quarter, ample global supplies of grain, a weak Brazilian real that motivated Brazilian farmer selling, and a strong U.S dollar reduced the competitiveness of our North American exports—particularly corn and wheat—limiting both volumes and margins. Later in the quarter, North American soybean exports became more competitive.

Transportation results declined $4 million to $31 million, as reduced U.S. exports lowered barge freight rates.

Milling and other results improved $6 million to $61 million, due mainly to higher product margins and strong merchandising results.

Corn Processing Earnings Decline with Solid Sweetener Results Offset by Lower Ethanol Results

Corn Processing operating profit decreased from $341 million to $165 million.

Sweeteners and starches results declined $33 million to $125 million as North American sweetener volumes and margins remained solid, but co-product margins were weaker, and the slower ramp-up of commercialized volumes at the Tianjin sweetener facility limited absorption of fixed costs.

Bioproducts results declined from $183 million to $40 million due to lower ethanol industry margins. While demand for ethanol domestically and from overseas markets remained solid, industry production levels were also strong, resulting in high industry inventory levels, which kept industry margins considerably lower than last year.

Oilseeds Earnings Again Solid, though Lower than Very Strong Year-ago Quarter

Oilseeds operating profit of $276 million decreased $72 million from the year-ago results.

Crushing and origination operating profit declined $39 million to $175 million. North American soybean crushing operations capitalized on strong meal demand in the U.S. and nearby export markets. Weak demand for vegetable oil reduced margins and volumes of softseeds operations, particularly in Europe. In South America, origination and export margins and volumes for corn and soybeans were boosted by the significant weakening of the Brazilian real and contributed to stronger South American results.

Refining, packaging, biodiesel and other generated a profit of $66 million for the quarter, down $12 million from year-ago results that benefited from $27 million in retroactively applied biodiesel blenders’ credits. This quarter's results benefited from improved margins in refined and packaged oils.

Excluding hedge timing effects and the gain from the sale of the global chocolate business, Cocoa and Other results decreased due to lower cocoa press margins and peanut processing results.

Oilseeds results in Asia for the quarter increased $7 million from the year-ago period mainly due to improved results from Wilmar.

Wild Flavors and Specialty Ingredients Earns $70 Million in Third Reporting Quarter

In the third quarter, Wild Flavors and Specialty Ingredients operating profit was $70 million, including positive contributions from Wild Flavors and SCI. Sales to emerging markets declined as their economies weakened, and the strong dollar kept dollar-linked input costs high, pressuring margins and volumes.

Note that when reviewing comparative performance, the third-quarter 2014 results of ADM and WFSI do not include revenues, costs or profits of Wild Flavors and SCI, because they were acquired in the fourth quarter of 2014 and the new segment was created on January 1, 2015.

Other Items of Note

For the third quarter, the effective tax rate was 31 percent, versus 28 percent in the same period last year. This year's third-quarter tax rate was negatively affected by some discrete items, mainly finalization of some international tax returns. The calendar year 2015 tax rate should be approximately 28 percent.

Segment Operating profit of $709 million as reported for the quarter includes a $33 million impairment charge related to ADM's Brazilian sugar-ethanol business and a gain of $32 million on sale of the global chocolate business. In addition, the corporate line includes a $189 million charge associated with U.S. debt repurchases, and a $23 million pension-settlement charge.

As additional information to help clarify underlying business performance, the tables on page 9 include both adjusted EPS as well as adjusted EPS excluding significant timing effects.

Conference Call Information

ADM will host a conference call and audio webcast on Nov. 3, 2015, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call.

To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial (888) 522-5398 in the U.S. or (706) 902-2121 if calling from outside the U.S. The access code is 52590534.

Replay of the call will be available from Nov. 4, 2015, to Nov. 10, 2015. To listen to the replay by telephone, dial (855) 859-2056 in the U.S. or (404) 537-3406 if calling from outside the U.S. The access code is 52590534. The replay will also be available online for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements

Some of the above statements constitute forward-looking statements. ADM’s filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with more than 33,000 employees serving customers in more than 140 countries. With a global value chain that includes more than 460 crop procurement locations, 300 ingredient manufacturing facilities, 40 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
David Weintraub                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30			Nine months ended September 30
(In millions)	2015	2014	Change	2015	2014	Change
Agricultural Services Operating Profit
Merchandising and handling (excl. specified items)	$57	$64	$(7)	$205	$248	$(43)
Milling and other	61	55	6	183	137	46
Transportation (excluding specified item)	31	35	(4)	82	95	(13)
Gain on acquisition/JV expansion/sale of assets*	—	156	(156)	27	156	(129)
Asset impairment charges*	—	—	—	(2)	—	(2)
Total Agricultural Services	$149	$310	$(161)	$495	$636	$(141)
Corn Processing Operating Profit
Sweeteners and starches (excl. specified items)	$125	$158	$(33)	$355	$376	$(21)
Bioproducts (excluding specified items)	40	183	(143)	125	484	(359)
Gain on sale of assets*	—	—	—	6	—	6
Corn hedge timing effects*	(1)	7	(8)	(4)	12	(16)
Asset impairment charges*	(33)	—	(33)	(34)	—	(34)
Total Corn Processing	$131	$348	$(217)	$448	$872	$(424)
Oilseeds Processing Operating Profit
Crushing and origination (excluding specified items)	$175	$214	$(39)	$707	$538	$169
Refining, packaging, biodiesel, and other (excluding specified item)	66	78	(12)	179	251	(72)
Cocoa and other (excluding specified items)	2	30	(28)	34	80	(46)
Asia (excluding specified item)	33	26	7	140	106	34
Gain on sale of assets*	32	—	32	100	—	100
Asset impairment charges*	(4)	—	(4)	(32)	—	(32)
Biodiesel credits*	—	(27)	27	—	(52)	52
Cocoa hedge timing effects*	31	(4)	35	20	(29)	49
Total Oilseeds Processing	$335	$317	$18	$1,148	$894	$254
Wild Flavors & Specialty Ingredients Operating Profit
Wild Flavors and Specialty Ingredients	$70	$65	$5	$242	$198	$44
Total Wild Flavors and Specialty Ingredients	$70	$65	$5	$242	$198	$44
Other Operating Profit
Financial	$24	$33	$(9)	$39	$52	$(13)
Total Other	$24	$33	$(9)	$39	$52	$(13)

Segment Operating Profit	$709	$1,073	$(364)	$2,372	$2,652	$(280)
*Memo: Adjusted Segment Operating Profit	$684	$941	$(257)	$2,291	$2,565	$(274)

Corporate Results
LIFO credit (charge)	$75	$315	$(240)	$16	$229	$(213)
Interest expense - net	(68)	(72)	4	(226)	(243)	17
Unallocated corporate costs	(113)	(107)	(6)	(344)	(296)	(48)
Other charges	(217)	(102)	(115)	(217)	(133)	(84)
Minority interest and other	(19)	(74)	55	(18)	(75)	57
Total Corporate	$(342)	$(40)	$(302)	$(789)	$(518)	$(271)
Earnings Before Income Taxes	$367	$1,033	$(666)	$1,583	$2,134	$(551)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2015	2014	2015	2014
	(in millions, except per share amounts)
Revenues	$16,565	$18,117	$51,257	$60,307
Cost of products sold	15,476	16,647	48,102	56,990
Gross profit	1,089	1,470	3,155	3,317
Selling, general, and administrative expenses	511	451	1,528	1,270
Asset impairment, exit, and restructuring costs	65	—	96	31
Equity in (earnings) losses of unconsolidated affiliates	(61)	(21)	(287)	(231)
Interest income	(13)	(16)	(52)	(62)
Interest expense	69	79	235	251
Other (income) expense - net	151	(56)	52	(76)
Earnings before income taxes	367	1,033	1,583	2,134
Income taxes	(114)	(285)	(454)	(586)
Net earnings including noncontrolling interests	253	748	1,129	1,548
Less: Net earnings (losses) attributable to noncontrolling interests	1	1	(2)	1
Net earnings attributable to ADM	$252	$747	$1,131	$1,547

Diluted earnings per common share	$0.41	$1.14	$1.80	$2.35

Average number of shares outstanding	615	653	627	658

Other (income) expense - net consists of:
Gain on sale/revaluation of assets/business (a)	$(35)	$(163)	$(139)	$(197)
Loss on debt extinguishment	$189	$—	$189	$—
Loss on foreign exchange hedges	—	102	—	102
Other - net	(3)	5	2	19
	$151	$(56)	$52	$(76)

(a) Current period gain includes disposals in Ag Services (Q3 $1 million, YTD $29 million) related principally to the revaluation of the Company's previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest in Q2, Corn (Q3 $2 million, YTD $8 million) related principally to the sale of the lactic business in Q2, and Oilseeds (Q3 $32 million, YTD $102 million) related to the sale of the global cocoa business in Q3 and the Barcarena export terminal transaction in Q2. Prior period gain includes disposals in Ag Services (Q3 $161 million, YTD $181 million), Corn (Q3 $1 million, YTD loss $1 million), Oilseeds (Q3 $1 million, YTD $16 million), and Corporate (Q3 $0, YTD $1 million). The prior period gain in Ag Services is due principally to a $156 million gain on the expansion of the ADM-Marubeni joint venture in Q3'14 and other individually insignificant disposals.

Summary of Financial Condition
(Unaudited)

	September 30, 2015	September 30, 2014
	(in millions)
NET INVESTMENT IN
Cash and cash equivalents (b)	$720	$4,539
Short-term marketable securities (b)	417	348
Operating working capital (a)	7,910	8,196
Property, plant, and equipment	9,900	9,995
Investments in and advances to affiliates	3,909	3,513
Long-term marketable securities	436	518
Goodwill and other intangibles	3,213	732
Other non-current assets	374	424
Net current assets held for sale	821	—
	$27,700	$28,265
FINANCED BY
Short-term debt (b)	$939	$177
Long-term debt, including current maturities (b)	5,843	5,364
Deferred liabilities	3,040	2,463
Shareholders' equity	17,878	20,261
	$27,700	$28,265

(a)
Current assets (excluding cash and cash equivalents, short-term marketable securities, and current assets held for sale) less current liabilities (excluding short-term debt, current maturities of long-term debt, and current liabilities held for sale).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Nine months ended September 30
	2015	2014
	(in millions)
Operating Activities
Net earnings	$1,129	$1,548
Depreciation and amortization	658	646
Asset impairment charges	68	—
Gain on sale of assets and acquisition	(139)	(197)
Other - net	(229)	(50)
Changes in operating assets and liabilities	(389)	2,477
Total Operating Activities	1,098	4,424

Investing Activities
Purchases of property, plant and equipment	(819)	(605)
Net assets of businesses acquired	(83)	(3)
Proceeds from sale of business/assets	594	29
Marketable securities - net	122	66
Other investing activities	(121)	93
Total Investing Activities	(307)	(420)

Financing Activities
Long-term debt borrowings	1,246	1
Long-term debt payments	(965)	(1,167)
Net borrowings (payments) under lines of credit	834	(178)
Purchases of treasury stock	(1,788)	(702)
Cash dividends	(520)	(470)
Acquisition of noncontrolling interest	—	(157)
Other	23	87
Total Financing Activities	(1,170)	(2,586)

Increase (decrease) in cash and cash equivalents	(379)	1,418
Cash and cash equivalents - beginning of period	1,099	3,121
Cash and cash equivalents - end of period	$720	$4,539

Segment Operating Analysis
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2015	2014	2015	2014
	(in '000s metric tons)
Processed volumes
Oilseeds	7,705	7,235	24,992	23,709
Corn	6,038	6,039	17,049	18,124
Milling and Cocoa	1,884	1,904	5,399	5,465
Total processed volumes	15,627	15,178	47,440	47,298

	Quarter ended September 30		Nine months ended September 30
	2015	2014	2015	2014
	(in millions)
Revenues
Agricultural Services	$6,603	$7,043	$21,653	$25,984
Corn Processing	2,519	3,031	7,564	9,234
Oilseeds Processing	6,747	7,696	19,862	24,031
Wild Flavors and Specialty Ingredients	588	264	1,876	817
Other	108	83	302	241
Total revenues	$16,565	$18,117	$51,257	$60,307

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30		Nine months ended September 30
	2015	2014	2015	2014
Reported EPS (fully diluted)	$0.41	$1.14	$1.80	$2.35
Adjustments:
LIFO (credit) charge (a)	(0.07)	(0.30)	(0.01)	(0.22)
Gain on acquisition/sale of assets (b)	(0.04)	(0.15)	(0.15)	(0.15)
Asset impairment charges (c)	0.06	—	0.10	—
Wild-related charges (d)	—	0.10	—	0.10
Loss on debt extinguishment (e)	0.19	—	0.19	—
Restructuring/relocation charges (f)	0.04	—	0.04	0.03
U.S. biodiesel credits (g)	—	0.05	—	0.09
Effective tax rate adjustment (h)	0.01	0.02	—	—
Sub-total adjustments	0.19	(0.28)	0.17	(0.15)
Adjusted earnings per share (non-GAAP)	$0.60	$0.86	$1.97	$2.20

Memo: Timing effects (gain) loss
Corn (i)	—	—	—	(0.01)
Cocoa (j)	(0.03)	—	(0.02)	0.03
Sub-total timing effects	(0.03)	—	(0.02)	0.02
Adjusted EPS excluding timing effects (non-GAAP)	$0.57	$0.86	$1.95	$2.22

(a)	The company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.

(b)
Current quarter gain of $32 million, pretax, related to the sale of the global chocolate business, tax effected using the Company's effective income tax rate. YTD gain also includes the revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, the sale of assets to the new Barcarena export terminal joint venture in Brazil, and sale of the lactic business, tax effected using the applicable tax rates.

(c)	Current period charges of $37 million for the quarter and $68 million YTD, pretax, primarily related to certain long-lived assets, tax effected using the applicable tax rates.

(d)
The loss on Euro foreign currency derivative contracts to economically hedge the anticipated Wild Flavors acquisition of $102 million, pretax, tax effected using the Company's U.S. effective income tax rate.

(e)	Debt extinguishment charge of $189 million, pretax, related to cash tender offers of certain of the Company's outstanding debentures, tax effected using the Company's U.S. effective income tax rate.

(f)
Current period charges of $28 million, pretax, primarily related to pension settlement, tax effected using the applicable tax rates. Prior period charges related to the relocation of the global headquarters to Chicago, IL, costs related to integration of Toepfer following the acquisition of the noncontrolling interest, and other restructuring charges totaling $31 million, pretax, tax effected using the applicable tax rates.

(g)
Prior period credits (Q3'14 $27 million, pretax, Q3'14 $32 million, after tax, YTD'14 $52 million, pretax, YTD'14 $61 million, after tax) related to U.S. biodiesel blending credits recorded in a later period.

(h)	Impact to EPS due to the change in annual effective tax rate.

(i)	Corn timing effects for corn hedge ineffectiveness gains tax effected using the Company's U.S. effective income tax rate.

(j)	Cocoa timing effects tax effected using the Company's effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. These non-GAAP financial measures are not intended to replace or be an alternative to Reported EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.